Collaborative Investment Series Trust 485APOS

Exhibit 99(q)(ii)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, COLLABORATIVE INVESTMENT SERIES TRUST, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement (File Nos. 333-221072 and 811-23306) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended; and may file a Registration Statement or Registration Statements (Files Nos. to be determined) under the provisions of the Securities Act of 1933, as amended, on Form N-14 (together, “Registration Statements”); and

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints JOANN M. STRASSER, MICHAEL V. WIBLE, ANDREW J. DAVALLA, PHILIP B. SINENENG and CASSANDRA BORCHERS (with full power to each act alone) as attorneys for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file any Registration Statements and Amendments to the Trust’s Registration Statement hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 5th day of February 2025.

By:	/s/ Shawn C. Orser
Shawn C. Orser, Trustee

STATE OF Connecticut	)
) ss: Greenwich
COUNTY OF Fairfield	)

Before me, a Notary Public, in and for said county and state, personally appeared Shawn C. Orser, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this 5th day of February 2025.

/s/ Betsy Dominguez
Notary Public
Seal	My commission expires: August 31, 2028